FIRST AMENDMENT TO ESCROW AGREEMENT

This First Amendment to Escrow Agreement (“First Amendment”) by and between NICOR Inc. (“Depositor”) and The Bank of New York Trust Company, N.A, (“Escrow Agent”) is made as of the 28th day of December, 2006.

WITNESSETH

WHEREAS, Depositor and Escrow Agent are parties to that certain Escrow Agreement executed by Depositor on June 28, 2006 and acknowledged by Escrow Agent on July 6, 2006 (the “Original Escrow Agreement”); and

WHEREAS, Depositor and Escrow Agent desire to amend the Original Escrow Agreement.

NOW THEREFORE, for good and valuable consideration, Depositor and Escrow Agent agree as follows:

1.	Unless otherwise provided in this First Amendment, capitalized terms shall have the meaning assigned to such terms in the Original Escrow Agreement.

2.	Instruction 4(d) of the Original Escrow Agreement shall be deleted in its entirety and the following new instruction 4(d) shall be substituted therefore:

“(d) Escrow Agent shall release the Deposited Amount to Depositor in the event the funds have not been distributed pursuant to instruction 4(a), 4(b) or 4(c) by March 31, 2007.”

3.	Except as amended by this First Amendment, the Original Escrow Agreement shall remain in full force and effect in accordance with its original terms.

IN WITNESS WHEREOF, Depositor and Escrow Agent hereby execute this First Amendment effective as of the date first above written.

NICOR INC.                                              THE BANK OF NEW YORK TRUST COMPANY, N.A.

/s/ GERALD P. O'CONNOR                             /s/ DANIEL G. DONOVAN
Gerald P. O’Connor                              Daniel G. Donovan
Vice President Finance                                Vice President
and Treasurer